Exhibit 99.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Hans S. Weger, the chief financial officer of LaSalle Hotel Properties, certify that (i) the LaSalle Hotel Properties Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the LaSalle Hotel Properties Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of LaSalle Hotel Properties.

Date: October 21, 2002	/s/ HANS S. WEGER
Hans S. Weger Executive Vice President, Treasurer and Chief Financial Officer